Exhibit 99.1

[Omitted Graphic Reference]

WASHINGTON TRUST BANCORP, INC.
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
                 Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  July 23, 2007
FOR IMMEDIATE RELEASE

Washington Trust Announces Quarterly Earnings Increase

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2007 net income of $6.3 million, or 46 cents per diluted share.  Net income for the second quarter of last year totaled $6.2 million, or 45 cents per diluted share.  The returns on average equity and average assets for the quarter ended June 30, 2007 were 14.37% and 1.06%, respectively, compared to 15.28% and 1.02%, respectively, for the same period in 2006.

“We’re pleased to report increased earnings for the second quarter 2007”, stated John C. Warren, Washington Trust Chairman and Chief Executive Officer.  “We had solid growth in both our Wealth Management and Commercial Lending areas and our asset quality remains strong.” Warren added, “Our performance is particularly noteworthy taking into consideration a slow growth economy and an unfavorable interest rate environment.”

Net income for the six months ended June 30, 2007 amounted to $12.3 million, or 90 cents per diluted share, compared to the $12.3 million, or 89 cents per diluted share, reported for the same period a year ago.  The returns on average equity and average assets for the first half of 2007 were 14.01% and 1.03%, respectively, compared to 15.19% and 1.02%, respectively, for the comparable period in 2006.

Net interest income totaled $14.8 million for the second quarter of 2007, essentially flat compared to the first quarter of 2007 and down $371 thousand, or 2.4 percent, from the second quarter a year ago.  The net interest margin for the second quarter 2007 was 2.75%, down 6 basis points from the first quarter and unchanged from the second quarter of 2006.  The decline in net interest margin from the first quarter was primarily attributable to an additional $322 thousand interest recovery received in the first quarter on a previously charged off loan, which accounted for 6 basis points of first quarter net interest margin.  While the net interest margin was unchanged from the second quarter of 2006, no dividend income was recognized nor

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Washington Trust
Page Two, July 23, 2007

included in net interest income in that quarter on the Corporation’s investment in Federal Home Loan Bank of Boston (“FHLBB”) stock due to a timing change in the FHLBB dividend payment schedule.  FHLBB dividend income recognized in the second quarter of 2007 represented approximately 9 basis points of the net interest margin.

Total noninterest income amounted to $12.5 million for the second quarter of 2007, up $1.1 million from the same quarter a year ago.  On a year to date basis, noninterest income increased $2.8 million, or 13 percent, from 2006.  This increase was largely attributable to higher revenues from wealth management services.  Wealth management revenues for the second quarter of 2007 were up $756 thousand, or 11 percent, from the second quarter of 2006.  For the first six months of 2007, wealth management revenues increased $1.2 million, or 9 percent, from the same period in 2006.  Wealth management assets under administration totaled $3.948 billion at June 30, 2007, up $142 million, or 4 percent, in the second quarter of 2007 and up $254 million, or 7 percent, from December 31, 2006.  This growth was due to financial market appreciation and business development efforts.

Included in noninterest income were net realized gains on sales of securities of $705 thousand and $765 thousand for the three months ended June 30, 2007 and 2006, respectively.  These amounts included $397 thousand and $381 thousand of gains recognized in the second quarter of 2007 and 2006, respectively, resulting from the Corporation’s annual contribution of appreciated equity securities to the Corporation’s charitable foundation in 2007 and 2006, respectively.  The cost of the annual contributions, which was included in noninterest expenses, amounted to $520 thousand and $513 thousand for the second quarter of 2007 and 2006, respectively. The remainder of net realized securities gains recognized in the second quarter of 2007 included $195 thousand attributable to certain debt and equity securities that were called prior to maturity by the issuers and $113 thousand of net realized gains on the sale of debt and equity securities.  As previously disclosed, net realized gains on sales of securities totaling $1.0 million were recognized in the first quarter of 2007.

Noninterest expenses amounted to $17.9 million for the second quarter of 2007, up $595 thousand, or 3 percent, from the same quarter a year ago.  For the six months ended June 30, 2007, noninterest expenses totaled $35.0 million, up $2.0 million, or 6 percent, from the same period in 2006.  During the first quarter of 2007, the Corporation prepaid $26.5 million in higher cost advances from the FHLBB, resulting in a debt prepayment penalty charge, recorded in noninterest expense, of $1.1 million.  Excluding debt prepayment penalty expense, noninterest expenses increased $933 thousand, or 3 percent, over the same six-month period last year.

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Washington Trust
Page Three, July 23, 2007

Total assets were $2.4 billion at June 30, 2007, essentially unchanged from December 31, 2006.  Loan growth amounted to $29.2 million in the first six months of 2007, including $35.6 million, or 6 percent, in commercial loan growth.  Residential loans declined by $5.3 million, or 1 percent, and consumer loans have decreased by $1.1 million, or 0.4 percent, in the first half of 2007.  The investment securities portfolio totaled $679.9 million at June 30, 2007, down $24.0 million from December 31, 2006.

Total deposits decreased by $8.9 million from December 31, 2006.  Excluding brokered certificates of deposit, in-market deposits were up $7.4 million, or 0.5 percent, in the first six months of 2007.  Declines in demand and savings deposits were offset by increases in consumer and commercial certificates of deposit.  FHLBB advances totaled $468.8 million at June 30, 2007, down $5.7 million from December 31, 2006.  Other borrowings increased $12.9 million in the first six months of 2007, mainly due to an increase in securities sold under repurchase agreements, partially offset by payment in the first quarter of $6.7 million in deferred acquisition costs.

Asset quality, as measured by the level of nonperforming assets, remained strong in the first half of 2007.  Nonperforming assets totaled $3.0 million, or 0.12% of total assets, at June 30, 2007, compared to $2.4 million, or 0.10% of total assets, a year ago.  There are no assets acquired through foreclosure on the balance sheet at June 30, 2007.  The Corporation has never offered a sub-prime or Alt-A residential mortgage loan program and we have not experienced any recent significant deterioration of asset quality as measured by delinquencies in residential and consumer loans.  Total residential mortgage and consumer loan 30-day+ delinquencies amounted to $1.8 million, or 0.21% of these loans, at June 30, 2007, compared to $1.4 million, or 0.16% of these loans, at December 31, 2006.

The allowance for loan losses was $19.3 million, or 1.30% of total loans, at June 30, 2007, compared to $18.9 million, or 1.29% of total loans, at December 31, 2006 and $18.5 million, or 1.29% of total loans, at June 30, 2006.  Net charge-offs amounted to $167 thousand for the first half of 2007, compared to net charge-offs of $38 thousand for the same period a year ago.  The Corporation’s loan loss provision charged to earnings amounted to $300 thousand and $600 thousand, respectively, for the three and six months ended June 30, 2007, consistent with the amounts recorded in 2006.

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Washington Trust
Page Four, July 23, 2007

Total shareholders’ equity amounted to $173.6 million at June 30, 2007, compared to $173.1 million at December 31, 2006.  Under the Corporation’s 2006 Stock Repurchase Plan, 149,700 shares were repurchased at a total cost of $3.9 million during the first six months of 2007.  Book value per share as of June 30, 2007 and December 31, 2006 amounted to $13.05 and $12.89, respectively.

Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Monday, July 23, 2007 at 4:30 p.m. (Eastern Time) to discuss the Corporation’s second quarter results.  This call is being webcast by VCall and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 660-6853, and entering Account #: 286 and Conference ID #: 246111.  The replay will be available until 11:59 p.m. on July 31, 2007.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Three Months Ended
	June 30,	Mar. 31,	June 30,
(Dollars and shares in thousands, except per share amounts)	2007	2007	2006

Operating Results
Net interest income	$14,846	$14,870	$15,217
Provision for loan losses	300	300	300
Net gains on sales of securities	705	1,036	765
Other noninterest income	11,823	10,212	10,682
Noninterest expenses	17,875	17,109	17,280
Income tax expense	2,889	2,734	2,907
Net income	6,310	5,975	6,177

Per Share
Basic earnings	$0.47	$0.45	$0.46
Diluted earnings	$0.46	$0.44	$0.45
Dividends declared	$0.20	$0.20	$0.19

Weighted Average Shares Outstanding
Basic	13,339.6	13,412.1	13,419.9
Diluted	13,616.4	13,723.0	13,703.2

Key Ratios
Return on average assets	1.06%	1.00%	1.02%
Return on average equity	14.37%	13.66%	15.28%
Interest rate spread (taxable equivalent basis)	2.38%	2.46%	2.43%
Net interest margin (taxable equivalent basis)	2.75%	2.81%	2.75%

Allowance for Loan Losses
Balance at beginning of period	$19,360	$18,894	$18,247
Provision charged to earnings	300	300	300
Net recoveries (charge-offs)	(333)	166	(67)
Balance at end of period	$19,327	$19,360	$18,480

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

	Six Months Ended
	June 30,	June 30,
(Dollars and shares in thousands, except per share amounts)	2007	2006

Operating Results
Net interest income	$29,716	$30,632
Provision for loan losses	600	600
Net realized gains on securities	1,741	824
Other noninterest income	22,035	20,143
Noninterest expenses	34,984	32,984
Income tax expense	5,623	5,765
Net income	12,285	12,250

Per Share
Basic earnings	$0.92	$0.91
Diluted earnings	$0.90	$0.89
Dividends declared	$0.40	$0.38

Weighted Average Shares Outstanding
Basic	13,375.7	13,403.4
Diluted	13,667.6	13,699.6

Key Ratios
Return on average assets	1.03%	1.02%
Return on average equity	14.01%	15.19%
Interest rate spread (taxable equivalent basis)	2.42%	2.49%
Net interest margin (taxable equivalent basis)	2.78%	2.79%

Allowance for Loan Losses
Balance at beginning of period	$18,894	$17,918
Provision charged to earnings	600	600
Net (charge-offs) recoveries	(167)	(38)
Balance at end of period	$19,327	$18,480

	Three Months	Six Months
	Ended	Ended
(Dollars and shares in thousands, except per share amounts)	June 30, 2007	June 30, 2007

Wealth Management Assets Under Administration
Balance at beginning of period	$3,806,274	$3,694,813
Net market appreciation and income	113,656	161,725
Net customer cash flows	28,460	91,852
Balance at end of period	$3,948,390	$3,948,390

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY

(Dollars and shares in thousands, except per share amounts)	June 30,	Dec. 31,	June 30,
Period-End Balance Sheet	2007	2006	2006
Assets	$2,396,300	$2,399,165	$2,432,277
Total securities	679,859	703,851	786,251
Loans:
Commercial and other:
Mortgages	265,560	282,019	273,186
Construction and development	43,755	32,233	33,768
Other	313,673	273,145	258,655
Total commercial and other	622,988	587,397	565,609
Residential real estate:
Mortgages	572,321	577,522	568,914
Homeowner construction	11,071	11,149	20,280
Total residential real estate	583,392	588,671	589,194
Consumer:
Home equity lines	139,256	145,676	153,037
Home equity loans	97,253	93,947	84,030
Other	46,285	44,295	39,438
Total consumer	282,794	283,918	276,505
Total loans	1,489,174	1,459,986	1,431,308
Deposits:
Demand deposits	177,210	186,533	184,227
NOW accounts	174,715	175,479	178,063
Money market accounts	290,046	286,998	239,912
Savings accounts	196,105	205,998	191,585
Time deposits	831,013	822,989	877,010
Total deposits	1,669,089	1,677,997	1,670,797
Brokered deposits included in time deposits	159,297	175,618	216,138
Federal Home Loan Bank advances	468,827	474,561	543,588
Shareholders’ equity	173,606	173,056	161,329

Capital Ratios
Tier 1 risk-based capital	9.46%	9.57%	9.41%
Total risk-based capital	10.79%	10.96%	10.85%
Tier 1 leverage ratio	6.20%	6.01%	5.73%

Share Information
Shares outstanding at end of period	13,305.1	13,429.7	13,429.4
Book value per share	$13.05	$12.89	$12.01
Tangible book value per share	$8.79	$8.61	$8.02
Market value per share	$25.21	$27.89	$27.72

Credit Quality
Nonaccrual loans:
Commercial:
Mortgages	$1,385	$981	–
Construction and development	–	–	–
Other	645	831	566
Residential real estate	698	721	1,692
Consumer	241	190	177
Total nonaccrual loans	$2,969	$2,723	$2,435
Other real estate owned, net	-	-	-
Nonperforming assets to total assets	0.12%	0.11%	0.10%
Nonaccrual loans to total loans	0.20%	0.19%	0.17%
Allowance for loan losses to nonaccrual loans	650.96%	693.87%	758.93%
Allowance for loan losses to total loans	1.30%	1.29%	1.29%

Assets Under Administration
Market value	$3,948,390	$3,694,813	$3,424,698

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)	June 30,	Dec. 31,
	2007	2006
Assets:
Cash and due from banks	$36,942	$54,337
Federal funds sold	19,175	16,425
Other short-term investments	1,899	1,147
Mortgage loans held for sale	4,132	2,148
Securities:
Available for sale, at fair value; amortized cost $530,142 in 2007 and $525,966 in 2006	525,688	526,396
Held to maturity, at cost; fair value $150,515 in 2007 and $175,369 in 2006	154,171	177,455
Total securities	679,859	703,851
Federal Home Loan Bank stock, at cost	28,727	28,727
Loans:
Commercial and other	622,988	587,397
Residential real estate	583,392	588,671
Consumer	282,794	283,918
Total loans	1,489,174	1,459,986
Less allowance for loan losses	19,327	18,894
Net loans	1,469,847	1,441,092
Premises and equipment, net	26,293	24,307
Accrued interest receivable	11,145	11,268
Investment in bank-owned life insurance	40,560	39,770
Goodwill	44,558	44,558
Identifiable intangible assets, net	12,100	12,816
Other assets	21,063	18,719
Total assets	$2,396,300	$2,399,165

Liabilities:
Deposits:
Demand deposits	$177,210	$186,533
NOW accounts	174,715	175,479
Money market accounts	290,046	286,998
Savings accounts	196,105	205,998
Time deposits	831,013	822,989
Total deposits	1,669,089	1,677,997
Dividends payable	2,667	2,556
Federal Home Loan Bank advances	468,827	474,561
Junior subordinated debentures	22,681	22,681
Other borrowings	27,574	14,684
Accrued expenses and other liabilities	31,856	33,630
Total liabilities	2,222,694	2,226,109

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,492,110 shares in 2007 and 2006	843	843
Paid-in capital	35,734	35,893
Retained earnings	148,485	141,548
Accumulated other comprehensive loss	(6,519)	(3,515)
Treasury stock, at cost; 186,972 shares in 2007 and 62,432 in 2006	(4,937)	(1,713)
Total shareholders’ equity	173,606	173,056
Total liabilities and shareholders’ equity	$2,396,300	$2,399,165

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(Unaudited)
	Three Months		Six Months
Periods ended June 30,	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$24,414	$23,130	$48,348	$45,027
Interest on securities:
Taxable	7,709	8,648	15,501	17,060
Nontaxable	759	371	1,427	699
Dividends on corporate stock and Federal Home Loan Bank stock	685	249	1,403	926
Interest on federal funds sold and other short-term investments	184	150	375	265
Total interest income	33,751	32,548	67,054	63,977
Interest expense:
Deposits	13,215	11,161	26,192	21,399
Federal Home Loan Bank advances	5,063	5,745	10,031	11,104
Junior subordinated debentures	338	338	676	676
Other	289	87	439	166
Total interest expense	18,905	17,331	37,338	33,345
Net interest income	14,846	15,217	29,716	30,632
Provision for loan losses	300	300	600	600
Net interest income after provision for loan losses	14,546	14,917	29,116	30,032
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,252	4,682	10,290	9,309
Mutual fund fees	1,352	1,214	2,614	2,344
Financial planning, commissions and other service fees	889	841	1,459	1,524
Wealth management services	7,493	6,737	14,363	13,177
Service charges on deposit accounts	1,220	1,236	2,345	2,355
Merchant processing fees	1,829	1,656	3,033	2,703
Income from bank-owned life insurance	399	346	790	625
Net gains on loan sales and commissions on loans originated for others	510	336	774	612
Net realized gains on securities	705	765	1,741	824
Other income	372	371	730	671
Total noninterest income	12,528	11,447	23,776	20,967
Noninterest expense:
Salaries and employee benefits	10,285	9,830	20,097	19,449
Net occupancy	1,038	1,018	2,055	1,972
Equipment	861	881	1,693	1,680
Merchant processing costs	1,558	1,407	2,577	2,294
Outsourced services	535	496	1,054	1,014
Advertising and promotion	572	681	1,001	1,118
Legal, audit and professional fees	404	403	854	779
Amortization of intangibles	348	406	716	811
Debt prepayment penalties	-	-	1,067	-
Other	2,274	2,158	3,870	3,867
Total noninterest expense	17,875	17,280	34,984	32,984
Income before income taxes	9,199	9,084	17,908	18,015
Income tax expense	2,889	2,907	5,623	5,765
Net income	$6,310	$6,177	$12,285	$12,250

Weighted average shares outstanding - basic	13,339.6	13,419.9	13,375.7	13,403.4
Weighted average shares outstanding - diluted	13,616.4	13,703.2	13,667.6	13,699.6
Per share information:
Basic earnings per share	$0.47	$0.46	$0.92	$0.91
Diluted earnings per share	$0.46	$0.45	$0.90	$0.89
Cash dividends declared per share	$0.20	$0.19	$0.40	$0.38

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

Three months ended June 30,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$590,226	$7,812	5.31%	$590,595	$7,505	5.10%
Commercial and other loans	615,606	11,730	7.64%	568,937	11,049	7.79%
Consumer loans	282,408	4,911	6.98%	272,819	4,633	6.81%
Total loans	1,488,240	24,453	6.59%	1,432,351	23,187	6.49%
Federal funds sold and
other short-term investments	17,028	184	4.34%	12,827	150	4.69%
Taxable debt securities	605,538	7,709	5.11%	737,987	8,648	4.70%
Nontaxable debt securities	78,964	1,112	5.65%	39,659	570	5.76%
Corporate stocks and FHLBB stock	42,806	763	7.15%	51,128	343	2.69%
Total securities	744,336	9,768	5.26%	841,601	9,711	4.63%
Total interest-earning assets	2,232,576	34,221	6.15%	2,273,952	32,898	5.80%
Non interest-earning assets	159,111			154,648
Total assets	$2,391,687			$2,428,600
Liabilities and Shareholders’ Equity:
NOW accounts	$168,742	$64	0.15%	$177,260	$80	0.18%
Money market accounts	293,245	2,869	3.92%	233,489	1,835	3.15%
Savings accounts	196,647	661	1.35%	195,251	274	0.56%
Time deposits	837,223	9,621	4.61%	871,519	8,972	4.13%
FHLBB advances	467,411	5,063	4.34%	554,639	5,745	4.15%
Junior subordinated debentures	22,681	338	5.98%	22,681	338	5.98%
Other	25,764	289	4.51%	7,346	87	4.75%
Total interest-bearing liabilities	2,011,713	18,905	3.77%	2,062,185	17,331	3.37%
Demand deposits	173,473			182,546
Other liabilities	30,863			22,184
Shareholders’ equity	175,638			161,685
Total liabilities and shareholders’ equity	$2,391,687			$2,428,600
Net interest income (FTE)		$15,316			$15,567
Interest rate spread			2.38%			2.43%
Net interest margin			2.75%			2.75%

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS

Six months ended June 30,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$591,138	$15,585	5.32%	$590,217	$14,909	5.09%
Commercial and other loans	601,425	23,102	7.75%	562,511	21,303	7.64%
Consumer loans	281,992	9,736	6.96%	269,960	8,922	6.66%
Total loans	1,474,555	48,423	6.62%	1,422,688	45,134	6.40%
Federal funds sold and
other short-term investments	15,271	375	4.96%	11,510	265	4.64%
Taxable debt securities	614,211	15,501	5.09%	737,776	17,060	4.66%
Nontaxable debt securities	74,332	2,090	5.67%	37,430	1,074	5.79%
Corporate stocks and FHLBB stock	43,136	1,563	7.30%	50,241	1,104	4.43%
Total securities	746,950	19,529	5.27%	836,957	19,503	4.70%
Total interest-earning assets	2,221,505	67,952	6.17%	2,259,645	64,637	5.77%
Non interest-earning assets	165,038			152,019
Total assets	$2,386,543			$2,411,664
Liabilities and Shareholders’ Equity:
NOW accounts	$169,206	$132	0.16%	$173,859	$147	0.17%
Money market accounts	293,613	5,680	3.90%	230,911	3,442	3.01%
Savings accounts	201,086	1,371	1.38%	199,984	561	0.57%
Time deposits	834,870	19,009	4.59%	861,464	17,249	4.04%
FHLBB advances	467,429	10,031	4.33%	551,035	11,104	4.06%
Junior subordinated debentures	22,681	676	6.01%	22,681	676	6.01%
Other	19,316	439	4.58%	7,183	166	4.67%
Total interest-bearing liabilities	2,008,201	37,338	3.75%	2,047,117	33,345	3.28%
Demand deposits	172,232			181,257
Other liabilities	30,791			21,972
Shareholders’ equity	175,319			161,318
Total liabilities and shareholders’ equity	$2,386,543			$2,411,664
Net interest income (FTE)		$30,614			$31,292
Interest rate spread			2.42%			2.49%
Net interest margin			2.78%			2.79%